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                FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT



         This First Amended and Restated Stockholders Agreement (the "Agreement") is made as of August 5, 1999, by and among SkillSoft Corporation, a Delaware corporation (the "Company"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), SI Venture Fund, L.L.C., a Delaware limited liability company ("Gartner") and the additional investors listed on the signature pages hereto (the "Additional Investors") (Warburg, Gartner and the Additional Investors are sometimes referred to herein as "Investors") and the additional stockholders of the Company listed on the signature pages hereto (the "Existing Stockholders"). The Investors and the Existing Stockholders are sometimes referred to herein as "Stockholders."


                                    RECITALS

         A. Warburg, Gartner, the Additional Investors and the Company are parties to that certain Second Amended and Restated Preferred Stock Purchase Agreement dated as of August , 1999 (the "Purchase Agreement").

         B. It is a condition precedent to the Investors' obligation to make an investment pursuant to the Purchase Agreement that the Investors execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for the other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. All terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                  (a) "Stock" shall mean shares of the Company's Common Stock and/or Preferred Stock now owned or subsequently acquired by a Stockholder.

                  (b) "Class A Common Stock" shall mean those shares of Class A Common Stock authorized in the Company's Amended and Restated Certificate of Incorporation.

                  (c) "Common Stock" shall mean the Company's issued and outstanding Common Stock and Class A Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock.

                  (d) "Common Stock Equivalents" shall mean Common Stock outstanding and Common Stock issuable upon conversion of Preferred Stock.

                  (e) "Initial Public Offering" shall mean the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended, the public offering price of which is not less than $6.30 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or



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other recapitalizations) and the proceeds thereof (net of underwriting commissions and offering expenses) equal or exceed $20,000,000.

         2.       RIGHTS OF FIRST REFUSAL

                  (a) If a Stockholder (the "Transferring Stockholder") proposes to sell or transfer any shares of Stock (other than in an Excluded Transfer as defined in Section 2(e) hereof) whether or not for consideration, then such Transferring Stockholder shall give written notice (the "Notice") to the Company and the other Stockholders (the "Non-transferring Stockholders") at least 60 days prior to the closing of such sale or transfer. Any person to whom a sale or transfer is to be made must agree to subject the Stock to be transferred to the provisions of this Agreement, and the Notice must so state. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, the name and address of each prospective purchaser or transferee, and shall include a copy of any purchase agreement or similar document entered into or to be entered into. If the proposed transfer involves receipt of consideration other than cash, the Notice shall include an appraisal of the fair market value of the consideration to be received by an appraiser approved in writing by the Company's Board of Directors, which approval shall not be unreasonably withheld.

                  (b) The Company shall have the right, exercisable upon written notice to the Transferring Stockholder within 25 days after the Transferring Stockholder gave Notice, to acquire on the same terms and conditions as set forth in the Notice, all or any part of that number of shares of Stock proposed to be sold. If the Notice specifies consideration other than cash, the Company may elect to pay for any Stock so purchased in cash in an amount equal to the total value of the consideration specified in the appraisal equal to the fraction of the Stock included in the Notice which the Company elects to purchase.

                  (c) If the Company fails to exercise in full its right of first refusal pursuant to Section 2(b) above, the Transferring Stockholder shall give prompt notice of such failure to the Non-transferring Stockholders. Each Non-transferring Stockholder shall have ten (10) days from the date such notice was given by the Transferring Stockholder to agree in writing to acquire such Non-transferring Stockholder's pro rata share of the unclaimed unsold portion. For purposes of this section, a Non-transferring Stockholder's pro rata share shall be the ratio of (i) the number of Common Stock Equivalents held by such Non-transferring Stockholder to (ii) the total number of Common Stock Equivalents held by all Non-transferring Stockholders at the date of the Notice. The Transferring Stockholder shall promptly, in writing, inform each Non-transferring Stockholder which purchases all of such stockholder's pro rata share (each a "Fully Exercising Stockholder") of any other Non-transferring Stockholder's (each a "Non-fully Exercising Stockholder") failure to do likewise. During the ten-day period after receipt of such information, each Fully Exercising Stockholder shall be entitled to obtain that portion of the aggregate of the pro rata shares not subscribed for by any Non-fully Exercising Stockholder (the "Unsubscribed Shares") which is equal to proportion that the pro rata share of such Fully Exercising Stockholder bears to the Unsubscribed Shares.


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                  (d)      The exercise or non-exercise by a Stockholder of a
right of first refusal shall not adversely affect such Stockholder's rights to exercise rights of first refusal with respect to subsequent sales or transfers of Stock pursuant to this Section 2.

                  (e) The following transfers are Excluded Transfers, if (but only if) the prospective purchaser or transferee becomes a party to and agrees to be bound by the terms of this Agreement:

                           (i)      bona fide gifts to a member of a
                  Stockholder's immediate family or a trustee for a member of a Stockholder's immediate family's trust;

                           (ii) transfers by will upon the death of a Stockholder; and

                           (iii) transfers by a Stockholder to a Permitted Transferee (as defined below) of such Stockholder or any stockholder or partner of such a Permitted Transferee. A "Permitted Transferee" shall mean (a) an "affiliate" as defined under Rule 144(a) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (an "Affiliate"), (b) any other entity that is a parent or a subsidiary of a Stockholder or a subsidiary of a Stockholder's parent, and (c) any constituent partners of a Stockholder.

         Transfers pursuant to a divorce or dissolution of the marriage of a Stockholder shall be subject to the right of first refusal set forth in Sections 2(b) and 2(c) hereof, provided that the consideration to be received for the purpose of Section 2(a) hereof shall be deemed to be the fair market value of the securities to be transferred, determined by an appraiser selected in accordance with Section 2(a).

         A transferee receiving securities pursuant to subsection 2(e) shall be deemed to be an "Existing Stockholder" if the transferor was an Existing Stockholder or an "Investor" if the transferor was Warburg or an Investor, and their securities shall be deemed to be owned by an Existing Stockholder or an Investor, as the case may be, for all purposes of this Agreement.

         3.       CO-SALE RIGHTS.

                  (a) If a Transferring Stockholder proposes to sell or transfer greater than 50% of the Common Stock Equivalents it holds to a third party that is not an Affiliate, such Transferring Stockholder shall give written notice (the "Notice") to the Company and the other Stockholders (the "Nontransferring Stockholders") at least 60 days prior to the closing of such sale or transfer. Any person to whom a sale or transfer is to be made must agree to subject the Stock to be transferred to the provisions of this Agreement, and the Notice must so state. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, the name and address of each prospective purchaser or transferee, and shall include a copy of any purchase agreement or similar document entered into or to be entered into. If the proposed transfer involves receipt of consideration other than cash, the Notice shall include an appraisal of the fair market value of the consideration to be received


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by an appraiser approved in writing by the Company's Board of Directors, which approval shall not be unreasonably withheld.

                  (b) Each Existing Stockholder shall have the right, exercisable upon written notice to the Transferring Stockholder within 25 days after such Transferring Stockholder gave Notice pursuant to Section 3(a), to participate in such sale or transfer of Stock on the same terms and conditions as those offered to a Transferring Stockholder. To the extent that one or more of the Existing Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that a Transferring Stockholder may sell or transfer in the transaction shall be correspondingly reduced. Existing Stockholders who exercise their right to participate in a sale or transfer pursuant to this Section 3 are referred to herein as "Participants."

                  (c) Each Participant may sell or transfer all or any part of that number of shares of Common Stock Equivalents equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock Equivalents indicated in the Notice by (ii) a fraction, the numerator of which is the number of Common Stock Equivalents owned by such Participant at the date of the Notice and the denominator of which is the total number of Common Stock Equivalents owned by the Stockholders at the date of the Notice.

                  (d) Each Participant shall effect such Participant's participation in the sale or transfer by promptly delivering to the Transferring Stockholder for transfer to the prospective purchaser or transferee one or more certificates, properly endorsed for transfer, which represent:

                           (i) the number of shares of Common Stock which such Participant elects to sell or transfer; or

                           (ii) the number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell or transfer; provided, however, that if the prospective purchaser or transferee objects to the delivery of Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with the actual sale or transfer of such shares to the purchaser or transferee.

         4.       DRAG-ALONG RIGHT.

         If Warburg agrees to the bona fide sale of all Company securities it holds (provided that such securities constitute at least 75% of the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that Warburg has purchased as of the date of such agreement) to a third party that is not an Affiliate of Warburg and such sale is pursuant to a transaction approved by the Board of Directors, each other Stockholder agrees
(i) to vote all shares held by it in favor of such sale and any transactions related thereto; (ii) to sell pursuant to such transaction all Company securities held by it, provided, however that, subject to compliance by the Company with any applicable liquidation preferences in the Company's then effective Articles of Incorporation, the consideration received by each other Stockholder per Common


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Stock Equivalent held thereby is the same as the consideration received by
Warburg per Common Stock Equivalent held thereby, and the other terms of such sale by each other Stockholder are substantially the same as the terms of the sale by Warburg; and (iii) to take any such other actions, including the timely delivery documents and instruments, as may be required to effect such sales. The provisions of this Section 4 shall not be binding on a Stockholder unless either
(i) the price per share of Company Common Stock Equivalent to be sold by Warburg pursuant to the transaction is the same as the price per share of the Company Common Stock to be sold by the Stockholders (ii) the agreement by Warburg is made not earlier than December 31, 1999; or (iii) the price per share of Preferred Stock to be sold by Warburg is less than 50% of the original cost per share to Warburg.

         5.       PROHIBITED TRANSFERS.

         Any attempt by a Stockholder to transfer Stock in violation of Sections 2 or 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Stock.

         6.       LEGENDS.

                  (a) Each certificate representing shares of Stock now or hereafter owned by the Stockholders or issued to any person in connection with a transfer pursuant to Section 2 or 3 hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION, TRANSFER OR VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF AUGUST , 1999 BY AND BETWEEN THE CORPORATION, THE STOCKHOLDER, AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                  (b) The Stockholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6(a) above to enforce the provisions of this Agreement and the Company agrees to do so promptly. Such legend shall be removed upon termination of this Agreement.

         7. LOCK-UP AGREEMENT. In connection with the initial public offering of the Company's securities, each Stockholder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of or hedge its ownership risks of any securities of the Company (other than those included in the registration or acquired in the public market after the initial public offering) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that all officers and directors of the Company who own stock of or hold


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options to purchase stock of the Company also agree to such restrictions. Each
Stockholder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section
7. Each Stockholder agrees to execute a reasonable and customary agreement reflecting the foregoing as may be requested by the managing underwriters at the time of the Company's initial underwritten public offering.

         8.       BOARD REPRESENTATION.

                  Each Stockholder shall vote all of the Common Stock Equivalents over which such person has voting control (the "Voting Securities") and shall take all other necessary and desirable actions within his or its control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purpose of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, nominating candidates for election, calling special board and stockholder meetings) so that:

                  (a) the following persons shall be elected to the Board at each election of directors: (i) prior to the Company's Initial Public Offering for so long as Warburg and its Affiliates (the "Warburg Entities") together continue to own a majority of the Company's outstanding Series A Preferred Stock (appropriately adjusted for any stock splits, consolidations and the like) and (ii) following the Company's Initial Public Offering for so long as the Warburg Entities hold at least 5% of the oustanding Common Stock of the
Company:

                           (i) two candidates designated by the Warburg Entities provided, however, that the Warburg Entities shall have the right to designate only one candidate if the number of directors comprising the Board of Directors is set at less than four.

                  (b) the following persons shall be elected to the Board at each election of directors from and after the date hereof and until the closing of the Company's Initial Public Offering:

                           (i) Two candidates designated by the Existing Stockholders.

                           (ii) For so long as the Warburg Entities together continue to hold a majority of the Company's outstanding Series A Preferred Stock (appropriately adjusted for any stock splits, consolidations and the like), two candidates who are satisfactory to the Warburg Entities and the Company.

                  (c) In the case of any vacancy in the office of a director elected pursuant to this Section 8, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of the shares entitled to vote for such director pursuant to this
Section 8, voting at a special meeting of such stockholders duly called for that purpose or by the majority written consent of such shareholders.


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                  (d)      The Company agrees to provide to each member of its
Board of Directors and to each individual having contractual observer rights on the Board of Directors, in each case together with the investor with which such member or observer is affiliated, customary indemnification for liabilities to which such parties and affiliates may be subject by virtue of their status as a director or alleged controlling person of the Company.

         9.       MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

                  (b) AMENDMENT. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Existing Stockholders, by persons holding two thirds (2/3) or more in interest of the aggregate Common Stock Equivalents held by the Existing Stockholders or their successors and assignees, and (iii) as to the Warburg or its successors and assignees, by persons holding two thirds (2/3) or more in interest of the Common Stock Equivalents held by the Warburg or its successors and assignees; provided that any Stockholder may waive any of its rights hereunder without obtaining the consent of any other Stockholder. Any amendments or waivers effected in accordance with clauses (i), (ii) or (iii) of this Subsection shall be binding upon the Company, the Existing Stockholders, their successors and assigns, and the Investor, its successors and assigns, respectively.

                  (c) ASSIGNMENT OF RIGHTS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Stockholders hereunder are only assignable (i) by each Stockholder to any other Stockholder, (ii) to a Permitted Transferee of a Stockholder, or (iii) to an assignee or transferee who acquires at least 100,000 shares of Common Stock Equivalents held by a Stockholder.

                  (d) TERM. The rights of first refusal set forth in Sections 2(b) and 2(c) hereof shall terminate upon the earlier of (i) the closing of the Company's first bona fide firm commitment underwriting pursuant to a registration statement filed pursuant to the Securities Act of 1933, the public offering price of which is not less than $6.30 per share (as adjusted to reflect stock splits and dividends, combinations, or other recapitalizations) and the net Company proceeds is not less than $20,000,000 or (ii) the fifth anniversary of the First Series A Closing.

                  (e) NOTICES. All notices, requests, consents and other communications required or provided for herein to any party shall be deemed to be sufficient if contained in a written instrument, and shall be deemed to be given when: (1) delivered in person; (2) delivered by overnight receipted courier service; or (3) sent by facsimile transmission with delivery confirmed and followed by delivery pursuant to Subsection (2) hereof, which notice is addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.


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                  (f)      SEVERABILITY. In the event one or more of the
provisions of this Agreement should, for any reason, be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be enforceable to the maximum extent permitted by law.

                  (g) ATTORNEY FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, the reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  (h) COUNTERPARTS; FACSIMILES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by confirmed facsimile transmission shall be effective as delivery of an original.

                  (i) SPECIFIC PERFORMANCE. Each party to this Agreement agrees and understands that an award damages are not an adequate remedy for breach of this Agreement, and that an injunction (including a temporary or a preliminary injunction) or judgment of specific performance constitutes appropriate relief for breach of this Agreement.

                  (j) AMENDMENT AND RESTATEMENT OF STOCKHOLDERS AGREEMENT. This Agreement hereby amends and restates in its entirety the Stockholders Agreement dated January 8, 1998 between the Company, Warburg, Pincus Ventures, L.P. and SI Venture Fund, L.L.C.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                       SKILLSOFT CORPORATION



                                       By:    /s/ Charles E. Moran
                                              ---------------------------------
                                       Name:  Charles E. Moran
                                              ---------------------------------
                                       Title: Chief Executive Officer
                                              ---------------------------------



                                       INVESTORS:

                                       WARBURG, PINCUS VENTURES L.P.

                                       By:    Warburg, Pincus & Co.
                                       Its:   General Partner

                                       By:    Stewart Gross
                                              ---------------------------------
                                       Title: Partner



                                       SI VENTURE FUND,  L.L.C.



                                       By:    /s/ [Illegible]
                                              ---------------------------------
                                       Name:
                                              ---------------------------------
                                       Title: Manager
                                              ---------------------------------



                                       /s/ William T. Coleman III
                                       ----------------------------------------
                                       William T. Coleman III



                                       /s/ James Adkisson
                                       ----------------------------------------
                                        James Adkisson



                                       /s/ Ching Yuen Yau
                                       ----------------------------------------
                                        Ching Yuen Yau


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EXISTING STOCKHOLDERS:


/s/ Charles E. Moran
---------------------------------------
Charles E. Moran


/s/ James Adkisson
---------------------------------------
James Adkisson


/s/ Michael C. Phillips
---------------------------------------
Michael C. Phillips




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